EXHIBIT 99.7

Notice of Guaranteed Delivery for Weyerhaeuser Common Shares

WEYERHAEUSER COMPANY

Offer to Exchange

All Shares of Common Stock

of

DOMTAR CORPORATION

which are owned by Weyerhaeuser Company

for

Common Shares of Weyerhaeuser Company

and Exchangeable Shares of Weyerhaeuser Company Limited

(Not To Be Used For Signature Guarantees)

This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the Exchange Offer, as set forth in the Prospectus—Offer to Exchange dated February 2, 2007 (the “Prospectus—Offer to Exchange”) and the related letter of transmittal (the “Letter of Transmittal”) in the following circumstances:

(1) if certificates representing common shares, par value $1.25 per share (“Weyerhaeuser common shares”), of Weyerhaeuser Company (“Weyerhaeuser”), a Washington corporation, are not immediately available;

(2) if Weyerhaeuser common shares or other required documents cannot be delivered to the exchange agent, Mellon Investor Services LLC (the “Exchange Agent”), on or before the expiration of the Exchange Offer; or

(3) if the procedures for book-entry transfer cannot be completed on a timely basis.

This Notice of Guaranteed Delivery may be transmitted by facsimile or mailed to the Exchange Agent as described in the Prospectus—Offer to Exchange. Additional information can be found in the section entitled “This Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” in the Prospectus—Offer to Exchange. Only registered shareholders (including any participant in The Depository Trust Company whose name appears on a security position listing as the owner of Weyerhaeuser common shares) may submit this Notice of Guaranteed Delivery.

Exchange Agent:

Mellon Investor Services LLC

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3448 South Hackensack, NJ 07606	(201) 680-4626 For Confirmation Only Telephone: (201) 680-4860	Mellon Investor Services LLC Attn: Reorganization Dept.—27th Floor 480 Washington Boulevard Mail Drop-Reorg Jersey City, NJ 07310

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear on such Letter of Transmittal in the applicable space provided in the signature box.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (I) THE WEYERHAEUSER COMMON SHARES LISTED ON THIS NOTICE, (II) A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED), OR, IN THE CASE OF SHARES DELIVERED THROUGH THE DEPOSITORY TRUST COMPANY, AN AGENT’S MESSAGE (AS DEFINED IN THE PROSPECTUS—OFFER TO EXCHANGE) AND (III) ANY OTHER REQUIRED DOCUMENTS WILL IN FACT BE DELIVERED TO THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD NEW YORK STOCK EXCHANGE TRADING DAY AFTER THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED TO THE EXCHANGE AGENT. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

Ladies and Gentlemen:

The undersigned hereby tenders to Weyerhaeuser Company (“Weyerhaeuser”) the number of Weyerhaeuser common shares set forth below, on the terms and subject to the conditions set forth in the Prospectus—Offer to Exchange and the Letter of Transmittal, as amended or supplemented, which together constitute the offer by Weyerhaeuser to exchange all shares of Domtar Corporation, a Delaware Corporation, common stock, par value $0.01 per share, owned by Weyerhaeuser, for Weyerhaeuser common shares pursuant to the guaranteed delivery procedures set forth in the Prospectus—Offer to Exchange in the section entitled “This Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”

Number of Weyerhaeuser common shares to be tendered and share certificate number(s) (if available)

(attach additional sheet if necessary)

Check box if Weyerhaeuser common shares to be tendered are held through Weyerhaeuser’s Direct Stock Purchase Plan, maintained by Mellon Investor Services LLC, as transfer agent:  ☐

Check box if Weyerhaeuser common shares will be tendered by book-entry transfer through an account maintained by The Depository Trust Company:  ☐

Account Number:	(if known)
Registered Holder’s Signature(s)
Please type or print your name(s) here
Please type or print address

Daytime telephone number

Dated:

ODD LOTS

This section is to be completed ONLY if Weyerhaeuser common shares are being tendered by or on behalf of a person owning beneficially and of record less than 100 Weyerhaeuser common shares who wishes to tender all such Weyerhaeuser common shares. Check one:

☐	By checking this box, I represent that I own beneficially and of record less than 100 Weyerhaeuser common shares and am tendering all my Weyerhaeuser common shares.

☐	By checking this box I represent that I am a broker, dealer, commercial bank, trust company or other nominee who (1) is tendering for the beneficial owners thereof, Weyerhaeuser common shares with respect to which I am the record owner; and (2) believes, based upon representations made to me by each such beneficial owner, that such owners own beneficially less than 100 Weyerhaeuser common shares and are tendering all such Weyerhaeuser common shares.

GUARANTEED DELIVERY

(Not to be used for signature guarantees)

The undersigned, a participant in the Securities Transfer Agents Medallion Program or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each of the foregoing, an “Eligible Institution”) (i) represents and guarantees that the above-named person(s) own(s) the Weyerhaeuser common shares tendered hereby within the meaning of Rule 14e-4 of the Exchange Act; (ii) represents and guarantees that the tender of such Weyerhaeuser common shares complies with Rule 14e-4 of the Exchange Act; and (iii) guarantees to deliver to the Exchange Agent within three New York Stock Exchange trading days after the date hereof (a) all Weyerhaeuser common shares tendered hereby, in proper form for transfer (or, with respect to shares tendered through The Depository Trust Company (“DTC”), a confirmation of book-entry transfer with respect to such Weyerhaeuser common shares into the Exchange Agent’s account at DTC), (b) the Letter of Transmittal, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered through DTC, an agent’s message (as defined in the Prospectus—Offer to Exchange) and (c) any other required documents.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and (unless Weyerhaeuser common shares held through Weyerhaeuser’s Direct Stock Purchase Plan are being tendered) certificates for Weyerhaeuser common shares, or confirmation of book-entry transfer and an agent’s message, and any required documents to the exchange agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Place Medallion guarantee in space below.

Name of Firm:
Address:

Telephone No.(s):	( )

Authorized Signature:
Please Type or Print
Title:
Dated:

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES , IF ANY, SHOULD BE SENT TO THE EXCHANGE AGENT WITH THE LETTER OF TRANSMITTAL (UNLESS A CONFIRMATION OF BOOK-ENTRY TRANSFER IS USED FOR SHARES TENDERED THROUGH DTC).

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